Exhibit 99.1

Visa Inc. Posts Strong Fiscal Fourth Quarter and Full-Year 2012 Adjusted Earnings Results and Announces New $1.5 billion Share Repurchase Program

•	Adjusted quarterly net income of $1 billion or $1.54 per diluted class A common share, excluding special item

•	Adjusted full-year 2012 net income of $4.2 billion or $6.20 per diluted class A common share, excluding special items

•	GAAP quarterly net income of $1.7 billion or $2.47 per diluted class A common share, including special item

•	Full-year 2012 GAAP net income, including special items, was $2.1 billion or $3.16 per diluted class A common share

•	The Company authorizes a new $1.5 billion repurchase program and increases quarterly dividend payment by 50%

Foster City, CA, October 31, 2012 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2012. Adjusted quarterly and full-year net income per class A common share outstanding are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables. On an adjusted basis, the Company’s financial results reflect the impact of special items that are either non-recurring, have no cash impact or are related to amounts covered by the retrospective responsibility plan.

GAAP net income in the fiscal fourth quarter of 2012 was $1.7 billion or diluted class A common stock earnings per share of $2.47. Adjusted net income in the fiscal fourth quarter was $1.0 billion or diluted class A common stock earnings per share of $1.54, excluding a special item related to the reversal of previously recorded tax reserves which increased net income by $627 million. The weighted-average number of diluted class A common shares outstanding in the fiscal fourth quarter was 672 million.

GAAP net income for the full-year 2012 was $2.1 billion, which included several special items: a one-time non-cash deferred tax adjustment of $208 million during the fiscal second quarter; a covered litigation provision of $4.1 billion and related tax benefits during the fiscal third quarter; and the reversal of previously recorded tax reserves which totaled $627 million during the fiscal fourth quarter. Diluted class A common stock earnings per share was $3.16. On an adjusted basis, excluding the aforementioned special items, net income for the full-year 2012 was $4.2 billion, an increase of 19% over the prior year. Adjusted diluted class A common stock earnings per share was $6.20, an increase of 24% over the prior year. The weighted-average number of diluted class A common shares outstanding for the full year was 678 million.

GAAP net operating revenue in the fiscal fourth quarter of 2012 was $2.7 billion, an increase of 15% over the prior year. Currency fluctuations contributed a negative 1 percentage point of growth towards quarterly net operating revenues.

GAAP net operating revenue for the full-year of 2012 was $10.4 billion, an increase of 13% over the prior year and driven by double-digit revenue growth contributions from service, data processing and international transaction revenues. There was no significant impact on full-year results related to the strengthening or weakening of the U.S. dollar over the prior year.

“Visa delivered strong financial performance for the fourth quarter and full year, a result of our focus on growing our core business, accelerating expansion of our business outside the U.S and investing in next-generation technologies that will define the future of payments,” said Joseph Saunders, Chairman and Chief Executive Officer of Visa Inc.

“With our solid record of growth and sound strategy, Visa has a strong foundation for continued long-term growth as technology-enabled change continues to shape our global market. We will continue to invest in new technologies that will help our financial institution clients expand their businesses, add incremental value to the merchant community, and forge new revenue opportunities for both Visa and our partners. We see extraordinary opportunity for growth in the payments industry.”

Fiscal Fourth Quarter 2012 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2012, on which fiscal fourth quarter service revenue is recognized, was a positive 6% over the prior year at $978 billion.

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2012, was a positive 6% over the prior year at $1 trillion.

Cross-border volume growth, on a constant dollar basis, was a positive 10% for the three months ended September 30, 2012.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended September 30, 2012, were 14 billion, a positive 2% increase over the prior year.

For the fiscal fourth quarter 2012, service revenues were $1.3 billion, an increase of 14% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 15% over the prior year to

$1.1 billion. International transaction revenues, which are driven by cross-border volume, grew 5% over the prior year to $796 million. Other revenues, which include the Visa Europe licensing fee, were $172 million, flat compared to the prior year. Client incentives, which are a contra revenue item, were $563 million and represent 17% of gross revenues.

Total operating expenses on a GAAP basis were $1.2 billion for the quarter, an 18% increase over the prior year.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $10.5 billion at September 30, 2012.

Fiscal Full-Year 2012 Financial Highlights:

For the fiscal full-year 2012, service revenues were $4.9 billion, an increase of 14% over the prior year. Data processing revenues rose 14% over the prior year to $4.0 billion. International transaction revenues, which are driven by cross-border volume, grew 13% over the prior year to $3.0 billion. Other revenues, which include the Visa Europe licensing fee, were $704 million, a 7% increase over the prior year. Client incentives, which are a contra revenue item, were $2.2 billion and represent 17% of gross revenues.

Total processed transactions, which represent transactions processed by VisaNet for the 12 months ended September 30, 2012, totaled 53 billion, a 5% increase over the prior year.

Excluding the litigation provision recorded in the fiscal third quarter of 2012, total adjusted operating expenses increased 12% over the prior year to $4.2 billion.

Excluding special items, the Company’s adjusted tax rate was 32.9% for the twelve months ended September 30, 2012.

Notable Events:

Total as-converted class A common stock was reduced by 2.5 million shares during the three months ended September 30, 2012, which was funded from $324 million of our operating cash on hand. Of the $324 million, $174 million was used to repurchase class A common stock in the open market. In addition, we deposited $150 million from our operating cash into the litigation escrow account previously established under the retrospective responsibility plan. This deposit has the same economic effect on earnings per share as repurchasing the Company’s class A common stock as it reduces the as-converted class B common stock share count.

As announced on October 24, 2012, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.33 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on December 4, 2012, to all holders of record of the Company’s class A, class B and class C common stock as of November 16, 2012.

The Board of Directors has authorized a new $1.5 billion class A share repurchase program. The authorization will be in place through October 2013, and is subject to further change at the discretion of the Board.

Financial Outlook:

Visa Inc. provides its financial outlook for the following metrics for fiscal 2013:

•	Annual net revenue growth in the low double digits;

•	Client incentives as a percent of gross revenues: 18% to 18.5% range;

•	Marketing expenses: Under $1 billion;

•	Adjusted annual operating margin of about 60%;

•	Tax rate: 30% to 32% range;

•	Adjusted annual diluted class A common stock earnings per share growth: High teens;

•	Capital expenditures: $425 million to $475 million range; and

•	Annual free cash flow about $5 billion.

Fiscal Fourth Quarter and Full-Year 2012 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss the financial results and business highlights.

All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days.

Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 24,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “continue,” “expect,” “will,” “see,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about our revenue opportunities and about our revenue, earnings per share, incentive payments, expenses, operating margin, tax rate, capital expenditures and free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement fees promulgated under the U.S. Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act;

•	rules under the Dodd-Frank Act expanding issuers’ and merchants’ choice among debit payment networks;

•	increased regulation outside the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	rules about consumer privacy and data use and security;

•	developments in current or future litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax disputes;

•	economic factors, such as:

•	an increase or spread of the current European crisis involving sovereign debt and the euro;

•	the so-called “fiscal cliff” in the United States: the combination of expiring tax cuts and mandatory reductions in federal spending at the end of 2012;

•	other global economic, political and health conditions;

•	cross-border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from the payments value stream;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate acquisitions successfully or to effectively launch new products and businesses;

•	changes in accounting principles or treatments; and

the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Will Valentine, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2012	September 30, 2011
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,074	$2,127
Restricted cash - litigation escrow	4,432	2,857
Investment securities
Trading	66	57
Available-for-sale	677	1,214
Settlement receivable	454	412
Accounts receivable	723	560
Customer collateral	823	931
Current portion of client incentives	209	278
Deferred tax assets	2,027	489
Prepaid expenses and other current assets	301	265

Total current assets	11,786	9,190
Investment securities, available-for-sale	3,283	711
Client incentives	58	85
Property, equipment and technology, net	1,634	1,541
Other assets	151	129
Intangible assets, net	11,420	11,436
Goodwill	11,681	11,668

Total assets	$40,013	$34,760

Liabilities
Accounts payable	$152	$169
Settlement payable	719	449
Customer collateral	823	931
Accrued compensation and benefits	460	387
Client incentives	830	528
Accrued liabilities	584	562
Accrued litigation	4,386	425

Total current liabilities	7,954	3,451
Deferred tax liabilities	4,058	4,205
Other liabilities	371	667

Total liabilities	12,383	8,323

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	$—	$—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 535 and 520 shares issued and outstanding at September 30, 2012, and September 30,2011, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2012 and September 30, 2011	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 31 and 47 shares issued and outstanding at September 30, 2012 and September 30, 2011, respectively	—	—
Additional paid-in capital	19,992	19,907
Accumulated income	7,809	6,706
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	3	—
Defined benefit pension and other postretirement plans	(186)	(186)
Derivative instruments classified as cash flow hedges	13	18
Foreign currency translation adjustments	(1)	(8)

Total accumulated other comprehensive loss, net	(171)	(176)

Total equity	27,630	26,437

Total liabilities and equity	$40,013	$34,760

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,264	$1,105	$4,872	$4,261
Data processing revenues	1,062	925	3,975	3,478
International transaction revenues	796	758	3,025	2,674
Other revenues	172	171	704	655
Client incentives	(563)	(576)	(2,155)	(1,880)

Total operating revenues	2,731	2,383	10,421	9,188

Operating Expenses
Personnel	471	388	1,726	1,459
Network and processing	111	106	414	357
Marketing	271	239	873	870
Professional fees	134	115	385	337
Depreciation and amortization	89	77	333	288
General and administrative	131	95	451	414
Litigation provision	2	1	4,100	7

Total operating expenses	1,209	1,021	8,282	3,732

Operating income	1,522	1,362	2,139	5,456

Other Income (Expense)
Interest income (expense)	57	(13)	29	(32)
Investment income	5	1	36	108
Other	4	4	3	124

Total other income (expense)	66	(8)	68	200

Income before income taxes	1,588	1,354	2,207	5,656
Income tax (benefit) provision	(74)	476	65	2,010

Net income including non-controlling interest	1,662	878	2,142	3,646
Loss attributable to non-controlling interest	—	2	2	4

Net income attributable to Visa Inc.	$1,662	$880	$2,144	$3,650

Basic earnings per share
Class A common stock	$2.48	$1.28	$3.17	$5.18

Class B common stock	$1.05	$0.62	$1.40	$2.59

Class C common stock	$2.48	$1.28	$3.17	$5.18

Basic weighted-average shares outstanding
Class A common stock	528	518	524	509

Class B common stock	245	245	245	245

Class C common stock	35	49	41	70

Diluted earnings per share
Class A common stock	$2.47	$1.27	$3.16	$5.16

Class B common stock	$1.04	$0.62	$1.39	$2.58

Class C common stock	$2.47	$1.27	$3.16	$5.16

Diluted weighted-average shares outstanding
Class A common stock	672	692	678	707

Class B common stock	245	245	245	245

Class C common stock	35	49	41	70

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Years Ended September 30,
	2012	2011	2010
	(in millions)
Operating Activities
Net income including non-controlling interest	$2,142	$3,646	$2,964
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	2,155	1,880	1,560
Fair value adjustment for the Visa Europe put option	—	(122)	(79)
Share-based compensation	147	154	131
Excess tax benefit for share-based compensation	(71)	(18)	(14)
Depreciation and amortization of intangible assets and property, equipment and technology	333	288	265
Litigation provision and accretion	4,101	18	(18)
Deferred income taxes	(1,690)	164	249
Other	(8)	(104)	(32)
Change in operating assets and liabilities:
Settlement receivable	(42)	(4)	203
Accounts receivable	(161)	(79)	(7)
Client incentives	(1,757)	(1,857)	(1,386)
Other assets	(26)	2	(42)
Accounts payable	(17)	29	(21)
Settlement payable	270	36	(245)
Accrued and other liabilities	(227)	129	165
Accrued litigation	(140)	(290)	(1,002)

Net cash provided by operating activities	5,009	3,872	2,691

Investing Activities
Purchases of property, equipment, technology and intangible assets	(376)	(353)	(241)
Proceeds from disposal of property, equipment and technology	2	—	3
Investment securities, available-for-sale:
Purchases	(4,140)	(1,910)	(11)
Proceeds from sales and maturities	2,093	129	67
Purchases of / contributions to other investments	(12)	(13)	(17)
Proceeds / distributions from other investments	22	116	11
Acquisitions, net of cash received of $17, $22 and $147, respectively	(3)	(268)	(1,805)
Distribution from money market investment	—	—	89

Net cash used in investing activities	(2,414)	(2,299)	(1,904)

Financing Activities
Repurchase of class A common stock	(710)	(2,024)	(1,000)
Dividends paid	(595)	(423)	(368)
Deposits into litigation escrow account—retrospective responsibility plan	(1,715)	(1,200)	(500)
Payments from litigation escrow account—retrospective responsibility plan	140	280	280
Cash proceeds from exercise of stock options	174	99	56
Excess tax benefit for share-based compensation	71	18	14
Principal payments on capital lease obligations	(6)	(10)	(12)
Payments for earn-out related to PlaySpan acquisition	(14)	—	—
Principal payments on debt	—	(44)	(12)

Net cash used in financing activities	(2,655)	(3,304)	(1,542)

Effect of exchange rate changes on cash and cash equivalents	7	(9)	5

Decrease in cash and cash equivalents	(53)	(1,740)	(750)
Cash and cash equivalents at beginning of year	2,127	3,867	4,617

Cash and cash equivalents at end of year	$2,074	$2,127	$3,867

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$2,057	$1,731	$1,291
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment, technology and intangible assets	$67	$36	$31
Interest payments on debt	$—	$3	$4

VISA INC.

FISCAL 2012 AND 2011 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2012 Quarter Ended				Fiscal 2011 Quarter Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
	(in millions)
Operating Revenues
Service revenues	$1,264	$1,216	$1,241	$1,151	$1,105
Data processing revenues	1,062	1,040	922	951	925
International transaction revenues	796	748	733	748	758
Other revenues	172	175	179	178	171
Client incentives	(563)	(614)	(497)	(481)	(576)

Total operating revenues	2,731	2,565	2,578	2,547	2,383

Operating Expenses
Personnel	471	435	431	389	388
Network and processing	111	102	103	98	106
Marketing	271	242	170	190	239
Professional fees	134	99	82	70	115
Depreciation and amortization	89	84	80	80	77
General and administrative	131	112	106	102	95
Litigation provision	2	4,098	—	—	1

Total operating expenses	1,209	5,172	972	929	1,021

Operating income (loss)	1,522	(2,607)	1,606	1,618	1,362

Other Income (Expense)
Interest income (expense)	57	(11)	(7)	(10)	(13)
Investment income	5	12	9	10	1
Other	4	(1)	1	(1)	4

Total other income (expense)	66	—	3	(1)	(8)

Income (loss) before income taxes	1,588	(2,607)	1,609	1,617	1,354
Income tax (benefit) provision	(74)	(768)	317	590	476

Net income (loss) including non-controlling interest	1,662	(1,839)	1,292	1,027	878
Loss attributable to non-controlling interest	—	—	—	2	2

Net income (loss) attributable to Visa Inc.	$1,662	$(1,839)	$1,292	$1,029	$880

VISA INC.

Reconciliation of Non-GAAP Financial Results—Full Year

US$ in millions, except margin ratio and per share data

Our financial results for fiscal 2012 and 2011 were impacted by several special items that we believe are not indicative of our financial performance in the current or future years, as they are either non-recurring, have no cash impact or are related to amounts covered by the retrospective responsibility plan. As such, we believe the presentation of adjusted financial results excluding the following amounts provides a clearer understanding of our operating performance for the periods presented.

-	Reversal of tax reserves. During the fourth quarter of fiscal 2012, we reversed all previously recorded tax reserves and accrued interest associated with uncertainties related to the deductibility of covered litigation expense recorded in fiscal 2007 through the third quarter of fiscal 2012. This increased our net income for the fourth quarter of fiscal 2012 by $627 million. The reversed tax reserves included $301 million originally recorded in the third quarter of fiscal 2012; therefore, the full-year impact of this adjustment was only $326 million.

-	Litigation provision. During the third quarter of fiscal 2012, we recorded a litigation provision of $4.1 billion and related tax benefits associated with the interchange Multidistrict Litigation Proceedings, which are covered by the retrospective responsibility plan. Monetary liabilities from settlements of, or judgments in, the covered litigation will be paid from the litigation escrow account.

-	Deferred tax adjustment. During the second quarter of fiscal 2012, we benefited from a one-time non-cash adjustment of $208 million related to the remeasurement of our net deferred tax liabilities attributable to changes in the California state apportionment rules.

-	Revaluation of Visa Europe put option. During the third quarter of fiscal 2011, we recorded a decrease of $122 million in the fair value of the Visa Europe put option, which resulted in the recognition of non-cash, non-operating other income. This amount is not subject to income tax and therefore had no impact on our reported income tax provision.

The following table presents our adjusted financial results for the years ended September 30, 2012 and 2011.(1)

	Twelve months ended September 30,
	Operating Expenses		Operating Margin(2)		Net Income Attributable to Visa Inc.		Diluted Earnings Per Share
	2012	2011	2012	2011	2012	2011	2012	2011
As reported	$8,282	$3,732	21%	59%	$2,144	$3,650	$3.16	$5.16
Reversal of tax reserves	—	—	—	—	(326)	—	(0.48)	—
Litigation provision	(4,098)	—	39%	—	2,593	—	3.82	—
Impact of deferred tax adjustment	—	—	—	—	(208)	—	(0.31)	—
Revaluation of Visa Europe put option	—	—	—	—	—	(122)	—	(0.17)

Adjusted	$4,184	$3,732	60%	59%	$4,203	$3,528	$6.20	$4.99
Diluted weighted-average shares outstanding (as reported)							678	707

(1)	Figures in the table may not recalculate exactly due to rounding. Diluted earnings per share figures are calculated based on whole numbers, not the rounded numbers presented.
(2)	Operating margin is calculated as operating income divided by total operating revenues.

VISA INC.

Reconciliation of Non-GAAP Financial Results—Effective Tax Rate

US$ in millions, except effective tax rate

Our financial results for fiscal 2012 reflect the impact of several special items that we believe are not indicative of our financial performance in the current or future years, as they are either non-recurring, have no cash impact or are related to amounts covered by the retrospective responsibility plan. As such, we have presented our adjusted effective income tax rate in the table below, which we believe provides a clearer understanding of our operating performance for the fiscal year. Our adjusted effective income tax rate for fiscal 2012 excludes: the reversal of previously recorded tax reserves and accrued interest associated with uncertainties related to the deductibility of covered litigation expense; additional covered litigation provision recorded; and a one-time, non-cash benefit from the remeasurement of existing net deferred tax liabilities attributable to changes in the California state apportionment rules.

	Fiscal 2012
	Income Before Income Taxes	Income Tax Provision	Effective income tax rate
As reported	$2,207	$65	3%
Reversal of tax reserves	(43)	283
Litigation provision	4,098	1,505
Remeasurement of net deferred tax liabilities	—	208

Adjusted	$6,262	$2,061	33%

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2012, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2012 and 2011, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$427	6.1%	8.6%	$290	6.4%	8.1%	3,126	$137	5.5%	9.7%	658
Canada	62	2.0%	3.3%	57	2.0%	3.4%	522	5	1.3%	2.6%	11
CEMEA	238	12.0%	19.0%	47	26.4%	34.9%	802	191	8.9%	15.6%	1,073
LAC	240	-3.7%	10.2%	93	4.6%	21.1%	2,180	147	-8.3%	4.2%	951
US	630	0.7%	0.7%	521	0.8%	0.8%	10,323	109	0.3%	0.3%	885

Visa Inc.	1,597	3.0%	6.7%	1,008	3.8%	5.9%	16,953	589	1.7%	8.2%	3,579
Visa Credit Programs
US	$261	8.1%	8.1%	$250	9.2%	9.2%	2,967	$11	-10.3%	-10.3%	16
Rest of World	442	5.1%	9.0%	393	6.3%	10.2%	4,614	49	-3.8%	0.2%	192

Visa Inc.	703	6.2%	8.7%	642	7.4%	9.8%	7,581	61	-5.1%	-2.0%	208
Visa Debit Programs
US	$369	-4.0%	-4.0%	$271	-5.9%	-5.9%	7,356	$98	1.8%	1.8%	869
Rest of World	524	4.1%	12.8%	94	10.8%	19.6%	2,016	430	2.8%	11.4%	2,502

Visa Inc.	894	0.6%	5.2%	365	-2.1%	-0.4%	9,372	528	2.6%	9.5%	3,371

	For the 3 Months Ended June 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$413	8.8%	11.2%	$277	11.5%	13.0%	3,001	$136	3.6%	7.6%	651	537	645
Canada	61	1.8%	6.3%	56	1.9%	6.4%	513	5	0.8%	5.2%	11	25	33
CEMEA	234	14.4%	23.4%	45	28.4%	39.2%	751	189	11.5%	20.2%	1,088	256	258
LAC	244	-0.3%	15.4%	88	3.2%	19.9%	2,055	155	-2.1%	13.0%	961	385	415
US	619	-0.7%	-0.7%	512	-1.1%	-1.1%	10,002	107	1.6%	1.6%	874	529	682

Visa Inc.	1,570	3.9%	8.1%	978	3.9%	6.2%	16,323	592	4.0%	11.5%	3,585	1,731	2,032
Visa Credit Programs
US	$256	9.2%	9.2%	$246	9.7%	9.7%	2,880	$11	-0.5%	-0.5%	15	209	270
Rest of World	426	6.7%	11.2%	378	8.5%	12.9%	4,437	49	-5.6%	0.0%	192	451	511

Visa Inc.	683	7.6%	10.5%	623	9.0%	11.6%	7,317	59	-4.7%	-0.1%	207	660	781
Visa Debit Programs
US	$363	-6.6%	-6.6%	$267	-9.4%	-9.4%	7,123	$96	1.8%	1.8%	859	320	412
Rest of World	525	7.5%	17.7%	88	16.9%	28.3%	1,883	437	5.8%	15.8%	2,519	752	839

Visa Inc.	888	1.2%	6.4%	355	-4.0%	-2.2%	9,006	533	5.0%	13.0%	3,378	1,071	1,251

Operational Performance Data

	For the 3 Months Ended March 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$408	16.0%	14.2%	$269	16.6%	14.0%	2,874	$139	14.7%	14.8%	637	530	631
Canada	56	6.8%	8.8%	51	6.9%	8.9%	463	5	5.6%	7.5%	10	24	32
CEMEA	211	19.1%	24.1%	40	33.3%	39.7%	665	171	16.1%	20.9%	1,015	250	251
LAC	251	13.2%	18.9%	90	16.9%	22.8%	2,016	161	11.2%	16.8%	953	391	420
US	615	7.0%	7.0%	508	6.5%	6.5%	10,117	108	9.3%	9.3%	880	536	690

Visa Inc.	1,541	11.8%	12.9%	958	11.1%	11.2%	16,135	584	13.0%	15.9%	3,495	1,731	2,024
Visa Credit Programs
US	$234	11.8%	11.8%	$223	12.1%	12.1%	2,599	$10	5.5%	5.5%	15	205	265
Rest of World	411	13.1%	12.9%	365	14.9%	14.4%	4,229	47	0.8%	2.4%	182	453	513

Visa Inc.	645	12.6%	12.5%	588	13.8%	13.5%	6,828	57	1.6%	2.9%	197	658	778
Visa Debit Programs
US	$382	4.2%	4.2%	$284	2.4%	2.4%	7,517	$97	9.7%	9.7%	865	330	425
Rest of World	515	17.1%	21.0%	85	26.0%	29.5%	1,790	429	15.5%	19.4%	2,433	742	820

Visa Inc.	897	11.2%	13.2%	370	7.0%	7.6%	9,307	527	14.4%	17.5%	3,299	1,073	1,245

	For the 3 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$409	13.2%	11.4%	$276	15.0%	12.0%	2,948	$133	9.5%	10.3%	621	519	613
Canada	60	4.1%	5.6%	56	4.7%	6.2%	500	5	-2.2%	-0.8%	10	27	36
CEMEA	221	20.1%	25.0%	39	29.1%	36.6%	643	182	18.3%	22.8%	1,066	241	243
LAC	263	13.0%	19.1%	93	14.7%	20.7%	2,068	169	12.1%	18.3%	998	383	414
US	635	7.4%	7.4%	529	7.3%	7.3%	10,609	106	8.2%	8.2%	879	531	683

Visa Inc.	1,588	11.3%	12.4%	993	10.6%	10.6%	16,768	595	12.4%	15.6%	3,574	1,701	1,990
Visa Credit Programs
US	$248	9.7%	9.7%	$237	9.7%	9.7%	2,808	$11	10.4%	10.4%	16	203	263
Rest of World	430	12.8%	12.2%	379	13.5%	12.7%	4,366	51	7.7%	9.1%	189	456	516

Visa Inc.	678	11.6%	11.3%	616	12.0%	11.5%	7,174	63	8.2%	9.3%	205	659	779
Visa Debit Programs
US	$387	6.0%	6.0%	$292	5.4%	5.4%	7,800	$95	7.9%	7.9%	863	328	420
Rest of World	523	15.1%	19.3%	85	20.3%	24.4%	1,793	438	14.1%	18.4%	2,506	714	791

Visa Inc.	910	11.0%	13.3%	377	8.4%	9.1%	9,594	532	13.0%	16.4%	3,369	1,042	1,211

	For the 3 Months Ended September 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$402	23.1%	14.1%	$272	28.2%	17.6%	2,888	$130	13.6%	7.3%	626	509	602
Canada	61	14.6%	7.6%	56	14.7%	7.7%	489	5	13.5%	6.6%	10	26	35
CEMEA	212	29.7%	27.2%	37	38.8%	36.2%	569	175	28.0%	25.4%	998	241	239
LAC	249	22.4%	16.8%	89	30.0%	24.0%	1,905	160	18.5%	13.1%	929	372	403
US	626	9.1%	9.1%	517	9.1%	9.1%	10,488	109	9.2%	9.2%	907	509	655

Visa Inc.	1,550	17.4%	13.6%	971	17.0%	13.3%	16,338	579	18.1%	14.2%	3,470	1,657	1,934
Visa Credit Programs
US	$241	11.1%	11.1%	$229	10.3%	10.3%	2,664	$13	26.5%	26.5%	18	201	261
Rest of World	421	24.4%	15.5%	369	25.0%	15.8%	4,219	51	20.0%	13.0%	182	453	513

Visa Inc.	662	19.2%	13.8%	598	18.9%	13.6%	6,883	64	21.2%	15.6%	200	654	774
Visa Debit Programs
US	$384	8.0%	8.0%	$288	8.2%	8.2%	7,823	$96	7.3%	7.3%	889	308	394
Rest of World	504	23.2%	18.5%	85	39.6%	33.1%	1,632	419	20.4%	15.8%	2,381	695	766

Visa Inc.	888	16.1%	13.5%	373	14.0%	12.7%	9,455	515	17.7%	14.0%	3,270	1,003	1,160

Operational Performance Data

	For the 12 Months Ended September 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,656	10.8%	11.3%	$1,112	12.2%	11.7%	11,950	$545	8.2%	10.6%	2,567
Canada	240	3.6%	5.9%	219	3.8%	6.1%	1,998	20	1.3%	3.6%	43
CEMEA	903	16.1%	22.8%	171	29.1%	37.5%	2,861	733	13.5%	19.8%	4,242
LAC	997	5.2%	15.9%	365	9.6%	21.1%	8,320	633	2.9%	13.1%	3,863
US	2,500	3.5%	3.5%	2,070	3.2%	3.2%	41,050	430	4.7%	4.7%	3,518

Visa Inc.	6,296	7.3%	10.0%	3,936	7.2%	8.4%	66,179	2,360	7.5%	12.7%	14,233
Visa Credit Programs
US	$999	9.7%	9.7%	$955	10.1%	10.1%	11,254	$44	0.6%	0.6%	62
Rest of World	1,710	9.2%	11.3%	1,514	10.6%	12.5%	17,646	196	-0.4%	2.9%	755

Visa Inc.	2,709	9.4%	10.7%	2,469	10.4%	11.6%	28,900	240	-0.2%	2.4%	817
Visa Debit Programs
US	$1,501	-0.3%	-0.3%	$1,114	-2.0%	-2.0%	29,797	$386	5.2%	5.2%	3,456
Rest of World	2,086	10.7%	17.6%	352	18.0%	25.2%	7,483	1,734	9.3%	16.2%	9,960

Visa Inc.	3,587	5.8%	9.4%	1,467	2.2%	3.4%	37,279	2,120	8.5%	14.0%	13,416

	For the 12 Months Ended September 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,494	19.5%	12.0%	$991	23.6%	15.0%	11,041	$503	12.2%	6.5%	2,394	509	602
Canada	231	13.2%	7.6%	211	12.9%	7.3%	1,849	20	16.4%	10.6%	39	26	35
CEMEA	778	28.6%	26.3%	132	36.9%	33.9%	2,062	646	27.0%	24.9%	3,852	241	239
LAC	948	25.5%	19.7%	333	31.3%	25.8%	7,284	615	22.5%	16.7%	3,614	372	403
US	2,416	10.4%	10.4%	2,005	10.9%	10.9%	40,489	411	8.3%	8.3%	3,500	509	655

Visa Inc.	5,867	17.3%	13.9%	3,672	16.7%	13.5%	62,724	2,195	18.3%	14.5%	13,400	1,657	1,934
Visa Credit Programs
US	$911	8.4%	8.4%	$868	9.3%	9.3%	10,052	$43	-6.0%	-6.0%	65	201	261
Rest of World	1,566	22.2%	14.8%	1,369	22.3%	14.8%	16,092	197	21.3%	15.0%	691	453	513

Visa Inc.	2,477	16.7%	12.3%	2,236	16.9%	12.5%	26,145	241	15.2%	10.4%	756	654	774
Visa Debit Programs
US	$1,505	11.7%	11.7%	$1,137	12.1%	12.1%	30,437	$367	10.3%	10.3%	3,434	308	394
Rest of World	1,885	22.9%	18.2%	299	35.6%	29.3%	6,143	1,587	20.8%	16.3%	9,209	695	766

Visa Inc.	3,390	17.7%	15.1%	1,436	16.3%	15.1%	36,580	1,954	18.7%	15.0%	12,644	1,003	1,160

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Sep 30, 2012	7%	10%
Jun 30, 2012	10%	14%
Mar 31, 2012	15%	16%
Dec 31, 2011	12%	13%
Sep 30, 2011	19%	15%
12 Months Ended
Sep 30, 2012	11%	13%
Sep 30, 2011	18%	14%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Sep 30, 2012	13,573	2%
Jun 30, 2012	13,113	1%
Mar 31, 2012	13,038	8%
Dec 31, 2011	13,600	8%
Sep 30, 2011	13,263	9%
12 Months Ended
Sep 30, 2012	53,324	5%
Sep 30, 2011	50,922	12%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Sep 30, 2012	1,363	25%
Jun 30, 2012	1,303	25%
Mar 31, 2012	1,281	26%
Dec 31, 2011	1,235	25%
Sep 30, 2011	1,088	31%
12 Months Ended
Sep 30, 2012	5,182	25%
Sep 30, 2011	4,137	36%